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                                                                   Exhibit 23(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of Barr Rosenberg Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California
July 30, 2003